Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Investors – Christine Everett-Zedelmayer
Phone: (858) 458-8517
Email: christine.everett@amylin.com

Investors – Michael York
Phone: (858) 458-8602
Email: michael.york@amylin.com

Media – Alice Izzo
Phone: (858) 642-7272
Email: alice.izzo@amylin.com

AMYLIN PHARMACEUTICALS REPORTS FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS

Strategic Execution, Fiscal Discipline in 2011 Yield Non-GAAP Operating Income of $26 Million

SAN DIEGO – February 6, 2012 – Amylin Pharmaceuticals, Inc. (Nasdaq: AMLN) today reported financial results for the quarter and year ended December 31, 2011.

•	Total revenue for the quarter ended December 31, 2011 was $164.9 million, which included net product sales of $160.9 million.

•	Non-GAAP operating income for the quarter ended December 31, 2011 was $17.6 million, compared to a non-GAAP operating income of $22.9 million for the same period in 2010.

•	Full year non-GAAP operating income was $25.7 million, compared to a non-GAAP operating loss of $4.4 million in 2010.

•	Cash, cash equivalents, short-term investments and restricted cash totaled $214.6 million at the end of the quarter.

“Our strong execution in 2011 has positioned us to enter 2012 with an extraordinary opportunity to maximize shareholder value. We generated positive operating cash flow, reacquired the full rights to the exenatide franchise, expanded the approved uses for BYETTA, and, most importantly, positioned ourselves well to successfully launch BYDUREON in the U.S. following its recent approval,” said Daniel M. Bradbury, president and chief executive officer of Amylin Pharmaceuticals. “We will also work to secure a new partner for exenatide outside the U.S. to advance our commitment to diabetes patients around the world, and continue to invest strategically in value-driving opportunities while continuing our focus on financial discipline.”

Highlights of Amylin’s Fourth Quarter and Recent Activities

•

Received U.S. Food and Drug Administration (FDA) approval for BYDUREON™ (exenatide extended-release for injectable suspension) – the first and only once-weekly medication approved in the U.S. and the European Union for the treatment of type 2 diabetes. BYDUREON will be available in pharmacies throughout the U.S. later this month.

•	Reacquired exclusive, global rights to develop and commercialize Amylin’s exenatide franchise and began discussions with potential partners to develop and commercialize exenatide outside the U.S.

•	Initiated expansion of the Amylin sales force to 715 diabetes sales specialists completely focused on Amylin products with more efficient targeting.

•

Received FDA approval for a new use for BYETTA® (exenatide) injection, making it the only short-acting GLP-1 agonist approved for use as an add-on therapy to insulin glargine, with or without metformin and/or a thiazolidinedione (TZD).

•

Submitted an Investigational New Drug application for AC165198, a new fusion peptide developed under Amylin’s collaboration with Biocon, Limited. The first clinical study for this potential therapy for diabetes was initiated in January 2012.

Quarter Ended December 31, 2011

Net product sales of $160.9 million for the quarter ended December 31, 2011 include $132.6 million for BYETTA and $28.3 million for SYMLIN® (pramlintide acetate) injection. This compares to net product sales of $162.3 million, consisting of $136.4 million for BYETTA and $25.9 million for SYMLIN for the same period in 2010. Revenues under collaborative agreements were $4.1 million for the quarter ended December 31, 2011, compared to $11.9 million for the same period in 2010, which included $10 million in milestone revenue earned upon the launch of BYETTA in Japan.

Selling, general and administrative expenses increased to $78.3 million for the quarter ended December 31, 2011 from $62.5 million for the same period in 2010. The increase primarily reflects expenses associated with BYDUREON pre-launch activities.

Research and development expenses decreased to $27.7 million for the quarter ended December 31, 2011 from $37.5 million for the same period in 2010. The decrease reflects the favorable disposition of certain cost-sharing disputes with Eli Lilly and Company and our ongoing efforts to manage expenses.

Collaborative profit sharing, which represents Lilly’s share of the gross margin for BYETTA, was $43.1 million for the quarter ended December 31, 2011, compared to $63.1 million for the same period in 2010. The decrease is due primarily to the termination of the Lilly collaboration resulting in the termination of gross profit sharing with Lilly in the U.S. effective December 1, 2011.

Net costs to reacquire economic interest in exenatide products totaled $431.6 million and consist primarily of reacquired marketing rights for unapproved products in the U.S. and are offset by gains associated with the termination of the collaboration with Lilly.

Interest and other expense, net, increased to $31.7 million for the quarter ended December 31, 2011 from $8.9 million for the same period in 2010. The increase primarily reflects increased interest expense on the Company’s debt, resulting from the promissory note related to the revenue sharing obligation (RSO) entered into in connection with the Settlement Agreement, and a loss on a fair value adjustment to a derivative asset.

Non-GAAP operating income was $17.6 million for the quarter ended December 31, 2011 compared to $22.9 million for the same period in 2010.

GAAP net loss was $461.5 million, or $3.15 per share, for the quarter ended December 31, 2011, compared to GAAP net loss of $19.2 million, or $0.13 per share, for the same period in 2010.

Year Ended December 31, 2011

Total revenues for the twelve months ended December 31, 2011 were $650.7 million. This includes net product sales of $621.6 million, including $517.7 million for BYETTA and $103.9 million for SYMLIN. This compares to net product sales of $651.1 million, consisting of $559.3 million for BYETTA and $91.8 million for SYMLIN for the same period in 2010.

Revenues under collaborative agreements were $29.1 million for the twelve months ended December 31, 2011, and included a $15.0 million milestone payment from Lilly in connection with the launch of BYDUREON in the European Union in July, compared to $17.7 million for the same period in 2010, which included $10 million in milestone revenue earned upon the launch of BYETTA in Japan.

Selling, general and administrative expenses decreased to $271.2 million for the twelve months ended December 31, 2011 from $276.9 million for the same period in 2010. The decrease primarily reflects reduced business infrastructure spending resulting from continued efforts to drive efficiencies in the business, offset by higher expenses due to BYDUREON pre-launch activities.

Research and development expenses decreased to $161.2 million for the twelve months ended December 31, 2011 from $183.1 million for the same period in 2010. The decrease reflects the favorable disposition of certain cost-sharing disputes with Lilly, partially offset by increased spending on our metreleptin lipodystrophy development program.

Collaborative profit sharing was $222.5 million for the twelve months ended December 31, 2011, compared to $257.1 million for the same period in 2010. The decrease is due to the termination of the Lilly collaboration.

Interest and other expense, net, increased to $51.9 million for the twelve months ended December 31, 2011 from $25.6 million for the same period in 2010. The increase primarily reflects increased interest expense on the Company’s debt, resulting from the promissory note related to the RSO entered into in connection with the Settlement Agreement, and a loss on a fair value adjustment to a derivative asset.

Non-GAAP operating income was $25.7 million for the twelve months ended December 31, 2011 compared to a non-GAAP operating loss of $4.4 million for the same period in 2010. GAAP net loss for the twelve months ended December 31, 2011 was $543.4 million, or $3.73 per share, compared to GAAP net loss of $152.3 million, or $1.06 per share for the same period in 2010.

Conference Call

Amylin will webcast its Quarterly Update and Year End Conference Call today at 5:00 p.m. ET/2:00 p.m. PT. Daniel M. Bradbury, Amylin’s president and chief executive officer, will lead the call. During the call, the Company plans to provide further details underlying its fourth quarter and full year 2011 financial results. A slide presentation accompanying the conference call is available through the “Investors” section of Amylin’s corporate website at www.amylin.com.

To access the webcast, please log on to www.amylin.com approximately fifteen minutes prior to the call to register, download and install any necessary audio software. For those without access to the Internet, the live call may be accessed by phone by calling (800) 857-5738 (U.S./Canada) or (415) 228-4970 (international), participant passcode number 7253303. A replay of the call will also be available by phone beginning approximately two hours after the close of the call and can be accessed at (866) 673-3565 (U.S./Canada) or (402) 220-6428 (international).

Note Regarding Use of Non-GAAP Financial Measures

Amylin reports non-GAAP operating income/(loss), non-GAAP net income/(loss) and non-GAAP net income/(loss) per share adjusted for non-cash items and other items such as restructuring charges and charges and credits relating to the reacquisition of exenatide product rights (including amortization and interest expense relating to reacquired assets, fair value adjustments and revenue sharing obligations), which are non-GAAP financial measures. The Company believes that investors’ understanding of its progress towards its stated goal of generating sustainable positive non-GAAP operating results is enhanced by this disclosure. In addition, the Company refers to this non-GAAP financial information with its analysis of the Company’s financial performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

About Amylin Pharmaceuticals

Amylin Pharmaceuticals is a biopharmaceutical company dedicated to improving lives of patients through the discovery, development and commercialization of innovative medicines. Amylin is committed to delivering novel therapies that transform the way diabetes, obesity and related metabolic disorders are treated. Amylin’s research and development activities leverage the Company’s expertise in metabolism to develop potential therapies to treat diabetes and obesity. Amylin is headquartered in San Diego, Calif., and has a commercial manufacturing facility in Ohio. More information on Amylin Pharmaceuticals is available at www.amylin.com.

This press release contains forward-looking statements about Amylin, which involve risks and uncertainties. Our actual results could differ materially from those discussed herein due to a number of risks and uncertainties, including risks that BYETTA, SYMLIN or BYDUREON, and the revenues or royalties generated from these products, may be affected by competition, unexpected new data, safety and technical issues, or manufacturing and supply issues; risks that our financial results may fluctuate significantly from period to period and may not meet market expectations; risks that the unaudited financial results set forth in this press release could differ materially from our year-end audited financial results; risks that any financial guidance we provide may not be accurate; risks that our clinical trials will not be completed when planned, may not replicate previous results, may not be predictive of real world use or may not achieve desired end-points; risks that our preclinical studies may not be predictive; risks that our NDAs for product candidates or sNDAs for label expansion requests, may not be submitted timely or receive FDA approval; risks that the launch of BYDUREON will be delayed or unsuccessful; risks that we will not be successful in our efforts to expand the reach of our sales force or in our efforts to secure an exenatide development and commercial partner outside the U.S.; risks that our expense reductions will not be as large as we expect; and other risks inherent in the drug development and commercialization process. Commercial and government reimbursement and pricing decisions and the pace of market acceptance may also affect the potential for BYETTA, SYMLIN or BYDUREON. These and additional risks and uncertainties are described more fully in the Company’s recently filed Form 10-Q. Amylin disclaims any obligation to update these forward-looking statements.

(Financial information to follow)

AMYLIN PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
Revenues:
Net product sales	$160,867	$162,315	$621,570	$651,113
Revenues under collaborative agreements	4,068	11,875	29,108	17,700

Total revenues	164,935	174,190	650,678	668,813
Costs and expenses:
Cost of goods sold	12,318	14,042	48,376	61,687
Selling, general and administrative	78,323	62,548	271,224	276,880
Research and development	27,671	37,510	161,215	183,083
Collaborative profit sharing	43,083	63,071	222,545	257,127
Net costs to reacquire economic interest in exenatide products	431,587	—	431,587	—
Restructuring	1,707	7,328	7,190	16,780

Total costs and expenses	594,689	184,499	1,142,137	795,557
Operating loss	(429,754)	(10,309)	(491,459)	(126,744)
Interest and other expense, net	(31,717)	(8,874)	(51,940)	(25,570)

Net loss	$(461,471)	$(19,183)	$(543,399)	$(152,314)

Net loss per share - basic and diluted	$(3.15)	$(0.13)	$(3.73)	$(1.06)

Shares used in computing net loss per share - basic and diluted	146,280	144,033	145,730	143,525

A reconciliation of reported GAAP operating net loss to non-GAAP operating income (loss) excluding non-cash items is provided in the tables that follow (in thousands, unaudited):

	Quarter ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
GAAP operating loss	$(429,754)	$(10,309)	$(491,459)		$(126,744)
Revenue sharing obligation note payments on net BYETTA sales (1)	(6,088)	—	(6,088)		—
Stock-based compensation	9,194	8,788	32,472		36,022
Other non-cash compensation	3,613	4,104	16,527		19,735
Depreciation and amortization	10,507	14,892	47,373		57,335
Amortization of deferred revenue and other credits	(3,141)	(1,875)	(11,930)		(7,500)
Net costs to reacquire economic interest in exenatide products (1)	431,587	—	431,587		—
Restructuring	1,707	7,328	7,190		16,780

Non-GAAP operating income (loss)	$17,625	$22,928	$25,672		$(4,372)

GAAP net loss	$(461,471)	$(19,183)	$(543,399)		$(152,314)
Revenue sharing obligation note payments on net BYETTA sales (1)	(6,088)	—	(6,088)		—
Stock-based compensation	9,194	8,788	32,472		36,022
Other non-cash compensation	3,613	4,104	16,527		19,735
Depreciation and amortization	10,507	15,417	47,373		57,335
Amortization of deferred revenue and other credits	(3,141)	(2.400)	(11,930)		(7,500)
Net costs to reacquire economic interest in exenatide products (1)	431,587	—	431,587		—
Restructuring	1,707	7,328	7,190		16,780
Interest expense, net	11,763	4,658	23,978		9,002
Loss on fair value adjustments	15,751	—	15,751		—

Non-GAAP net income (loss)	$13,422	$18,712	$13,461		$(20,940)

Non-GAAP net income (loss) per share
Basic	$0.09	$0.13	$0.09	$	(0.15)
Diluted	$0.09	$0.13	$0.09		$(0.15)

Shares used in per share calculations
Basic	146,280	144,033	145,730		143,525
Diluted	146,778	144,926	146,274		143,525

(1)	With the termination of the Lilly collaboration we have revised our non-GAAP presentation to exclude charges and credits relating to the reacquisition of the exenatide product rights, including amortization and interest expense relating to reacquired assets, and have added a new item to reflect an adjustment to GAAP operating loss for the payments we are required to make to Lilly for the promissory note related to the revenue sharing obligation, or 15% of net exenatide sales.

AMYLIN PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2011	December 31, 2010
	(unaudited)
Assets
Cash, cash equivalents and short-term investments	$204,065	$442,663
Restricted cash	10,519	15,000
Accounts receivable, net	45,489	54,645
Inventories, net	111,959	118,629
Other current assets	49,158	45,458
Property and equipment, net	831,162	811,745
Intangible and other assets related to economic rights reacquired or to be reacquired	601,539	—
Other assets	16,308	43,289

Total assets	$1,870,199	$1,531,429

Liabilities and stockholders’ equity
Current liabilities	296,017	401,595
Other liabilities, net of current portion	292,584	317,654
Promissory note related to revenue sharing obligation, net of current portion	924,306	—
Long-term debt	496,037	468,697
Stockholders’ (deficit)/equity	(138,745)	343,483

Total liabilities and stockholders’ (deficit)/equity	$1,870,199	$1,531,429

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